Exhibit 4(a)
HARSCO CORPORATION
DESCRIPTION OF SECURITIES

DESCRIPTION OF COMMON STOCK
The following summary description of our common stock is not complete and is qualified in its entirety by reference to the detailed provisions of our Restated Certificate of Incorporation, as further amended or restated, which we refer to in this exhibit as the Certificate of Incorporation, our Amended and Restated By-Laws, which we refer to in this exhibit as the Bylaws, and applicable provisions of the laws of Delaware, our state of incorporation, including without limitation the Delaware General Corporation Law (the “DGCL”). These statements do not purport to be complete, or to give full effect to the terms of the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Certificate of Incorporation and the Bylaws, each of which has been filed as an exhibit to (or incorporated by reference in) our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), and to applicable provisions of Delaware law.

General

Harsco Corporation (the “Company”) is incorporated under the laws of the State of Delaware and currently is authorized by its Certificate of Incorporation to issue up to 154,000,000 shares, of which 4,000,000 shares are to be preferred stock of the par value of $1.25 per share and 150,000,000 shares are to be common stock of the par value of $1.25 per share. While at present the Company has only shares of common stock issued and outstanding, our Board of Directors is authorized by the Certificate of Incorporation to provide in the future for issuance of the authorized preferred stock in one or more series, with such voting powers (full or limited, or without voting powers) and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be established by our Board of Directors at such time.

Listing, Transfer Agent and Registrar

The Company’s common stock is listed on The New York Stock Exchange under the trading symbol “HSC.” The Transfer Agent and Registrar for our common stock is Computershare Investor Services.

Dividend and Liquidation Rights; No Preemptive or Conversion Rights

Subject to the rights of the holders of preferred stock that may be outstanding from time to time, holders of common stock are entitled to receive such dividends as are declared by the Board of Directors from any funds legally available therefor, and to share ratably in assets available for distribution upon any liquidation. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities, and common stock is not subject to redemption or to any further call or assessment.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Voting Rights and Election of Directors. Except as might otherwise be provided in any resolutions of the Board of Directors establishing the terms of a future series of preferred stock, holders of our common stock have the exclusive right to elect directors and are entitled to one vote per share on all matters submitted for action by the stockholders. Shares representing a majority of the votes entitled to be cast on any matter, represented in person or by proxy at any meeting of stockholders, constitute a quorum for the transaction of business with respect to such matter. All matters to be voted on by stockholders, other than the election of directors, will be decided by the affirmative vote of a majority of shares entitled to vote thereon and represented in person or by proxy at the meeting, unless a different vote is required by applicable law, the Certificate of Incorporation, the Bylaws or applicable stock exchange rules.

Holders of common stock may not cumulate votes for the election of directors. Subject to the rights of any one or more series of preferred stock to elect directors in a separate class vote, both our Certificate of Incorporation and our Bylaws provide that in an uncontested election of directors (that is, an election where the number of director nominees does not exceed the number of directors to be elected), each director nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected, meaning that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Under both the Certificate of Incorporation and the Bylaws, in any election of directors where there are more nominees for election than the number of directors to be elected, as a result of a timely nomination by one or more stockholders in accordance with applicable requirements of the Bylaws, director nominees shall be elected by a plurality of the votes cast. The Bylaws further provide that no person who shall have attained the age of 72 shall be eligible for election as a director unless he or she shall have been nominated by a three-fourths vote of the Board of Directors and, except as otherwise required by law, each director elected shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

Our Bylaws also include a director resignation policy, pursuant to which any incumbent director nominee who does not receive the required majority vote in an uncontested director election (i.e., an election of directors where the number of director nominees does not exceed the number of directors to be elected) will be required to submit a conditional resignation to the Secretary of the Company. The Governance Committee of the Board (or another committee designated by the Board) must then consider the facts and circumstances relating to the election and the resignation of such incumbent director and recommend to the Board whether to accept or reject such resignation, or whether other action should be taken. The Board of Directors will then act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days following certification of the election results. If a director’s resignation is not accepted by the Board, then such director would, except as otherwise required by law, continue to serve on the Board until the next annual meeting of stockholders and until such time as his or her successor is elected and qualified, or until his or her earlier death, unconditional resignation or removal.

Under our Certificate of Incorporation and Bylaws, any vacancy on our Board caused by a director’s death, resignation, disqualification or removal, or an increase in the number of directors, or for any other reason, shall be filled solely by the affirmative vote of a majority of the remaining directors, regardless of the presence of a quorum, or by a sole remaining director. A director so elected by the Board shall hold office only until the next annual election of directors and, except as otherwise required by law, until his or her successor shall have been duly elected and qualified. The Certificate of Incorporation and Bylaws also provide that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any director or the entire Board of Directors may be removed, with or without cause, at any annual meeting of stockholders of the Company or at any special meeting of stockholders of the Company, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, with the affirmative vote of at least 80% of the vote which all holders of common stock are entitled to cast thereon.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws contain provisions requiring advance notice be delivered to the Company of any business to be brought by a stockholder before an annual meeting and providing for procedures to be followed by stockholders in nominating persons for election to our Board of Directors. For business to be brought by a stockholder before an annual meeting (other than a stockholder proposal submitted in accordance with the requirements of SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or for stockholder nominations for election to the Board of Directors, a stockholder must give notice no later than 90 days prior to the anniversary of the date of the preceding year’s annual meeting (subject to limited exceptions in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date). In the case of a special meeting of stockholders called for the purpose of election of directors, any director nomination by a stockholder must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the special meeting was first mailed or publicly disclosed. In each case, the stockholder’s notice must contain the information required by our Bylaws, and the stockholder(s) and nominee(s) must comply with the detailed information and other requirements set forth in our Bylaws.

Additionally, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees pursuant to the SEC’s universal proxy rule (Rule 14a-19 under the Exchange Act) must comply with the requirements of the Company’s Bylaws, including providing the notice required under Rule 14a-19 within the timeframe specified in the preceding paragraph. Further, if a stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act that the stockholder intends to solicit proxies in support of any proposed nominee and subsequently (A) notifies the Company that such stockholder no longer intends to do so or (B) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, the Company shall disregard any proxies solicited for such proposed nominee. Upon request by the Company, any stockholder that has provided such a notice of intention to solicit proxies must deliver to the Secretary of the Company, not later than 5 business days prior to the applicable meeting date, reasonable evidence that the solicitation requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

Special Meetings and Written Consent. A special meeting of the stockholders may only be called by our Board of Directors, the Chairman of the Board of Directors or our President. Stockholders are not permitted to propose business to be brought before a special meeting. In addition, stockholders are not permitted under the Company’s Certificate of Incorporation or Bylaw s to act by written consent in lieu of a meeting.

Scheduling Changes and Conduct of Meetings. Our Bylaws provide that the Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors and the Chairman of the Board of Directors, our Chief Executive Officer or the Board of Directors by a majority-approved resolution may postpone, reschedule or cancel any special meeting of stockholders previously called by any of them. Our Bylaws also provide the chair of any meeting of stockholders broad powers convene and (for any and no reason) to recess or adjourn the meeting and to prescribe rules, regulations and procedures for the conduct of the meeting and, in addition, to determine and declare that a matter of business was not properly brought before the meeting and, if the chair should so determine, to declare that any such matter of business not properly brought before the meeting shall not be transacted or considered. The Board of Directors may, in its sole discretion, determine that any annual or special meeting of stockholders shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the DGCL.

Business Combinations with Substantial Stockholders; Anti-Greenmail Provision. The Certificate of Incorporation contains a fair price provision that requires that mergers, consolidations, certain asset sales, liquidations, certain recapitalizations, and certain other transactions (each, a “Business Combination”) involving the Company and a person or group (each, a “Substantial Stockholder”) that beneficially owns 10% or more of the outstanding shares of common stock or the Company either (1) meet certain minimum price and procedural requirements, (2) be approved by three-fourths of the “Continuing Directors” (those Directors in office immediately prior to the date such Substantial Stockholder became a Substantial Stockholder and, subject to certain conditions, their successors who are approved by a majority of the then current Continuing Directors), or (3) be approved by the affirmative vote of (a) 90% of the outstanding shares of common stock of the Company and (b) the number or proportion of shares of any class or series of any class of other shares of the Company (if any) as shall be required by the express terms of such class or series. The fair price provision also provides that it can only be amended by an affirmative vote described in clause (2) or (3) above and such other vote of the stockholders as may be required by statute or the Bylaws.

To consummate a Business Combination based on the minimum price and procedural requirements, the following conditions must be met:

a.Without the approval of three-fourths of the Continuing Directors, a Substantial Stockholder, after the time it becomes a Substantial Stockholder, shall not have (a) made any material change in the Company’s business or capital structure; (b) received the benefit of any loan, advances, guarantees, pledges or other financial assistance provided by the Company, except proportionately with all other stockholders; (c) made, caused or brought about any change in the Certificate of Incorporation or Bylaws or in the membership of the Board of Directors or any committee thereof; or (d) acquired any newly issued or treasury shares from the Company (except upon conversion of convertible securities or as a result of a pro rata share dividend or share split); and

a.All of the holders of common stock of the Company must receive consideration that is not less than the greatest of (a) the highest price per share (including brokerage commissions, soliciting dealers’ fees and all other expenses) paid by the Substantial Stockholder in acquiring any of its shares of common stock of the Company; (b) the per share book value of the common stock of the Company at the time the Business Combination is effected, as determined by an independent appraisal firm or other experts selected by the Board of Directors; (c) the highest sale or bid price per share of the common stock during the 24 months immediately preceding the time the Business Combination is effected; and (d) an amount that bears the same or a greater percentage relationship to the market price of the common stock of the Company immediately prior to the announcement of the Business Combination as the highest price paid in 2(a) above bore to the market price of the common stock of the Company immediately prior to the commencement of acquisition of the common stock of the Company by such Substantial Stockholder.

The Certificate of Incorporation also contains a prevention of greenmail provision that provides, in general, that any purchase or other acquisition by the Company or any of its subsidiaries of shares of common stock of the Company known by the Company to be beneficially owned by any holder of 5% or more of the outstanding common stock of the Company that has owned such securities for less than two years requires the affirmative vote of 80% of the outstanding shares of common stock of the Company, unless such shares are purchased at or below “Fair Market Value” (as defined in the Certificate of Incorporation), as part of a tender or exchange offer made on the same terms to all holders and in accordance with the Exchange Act and the rules and regulations thereunder, pursuant to a registration statement under the Securities Act of 1933 or by means of open market purchases if the price and other terms are not negotiated by the purchaser and the seller. The Certificate of Incorporation also provides that the affirmative vote of 80% of the outstanding shares of common stock is required to amend, modify or repeal this anti-greenmail provision.

Forum Selection Provision. The Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, a state court located in the State of Delaware (or, if no state court within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for the following actions: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or by-laws (as either may be amended from time to time); and (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the Delaware internal affairs doctrine.

Emergency Bylaws. Our Bylaws provide that, in the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or any similar emergency condition (including a pandemic), permit meetings of the Board of Directors or any committee of the Board of Directors) to be called by any director or by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Company, lower applicable quorum requirements to three directors for any Board meeting and one director for any Board committee meeting, and permit certain Designated Officers (determined by the Board as set forth in the Emergency Bylaws) to be deemed directors for purposes of obtaining a quorum for as long as the emergency is ongoing.

Amendments of Certificate of Incorporation and Bylaws. In general, any amendment or restatement of the Certificate of Incorporation is subject to approval by a majority of the votes entitled to be cast by each voting group of our stockholders entitled to vote thereon, unless the Board of Directors shall require a greater vote. Our Bylaws provide that they may be altered or amended by action of the Board or by vote of our stockholders at an annual or special meeting where notice of such amendment has been duly given. Notwithstanding the foregoing, approval of 80% of the votes entitled to be cast are required to amended certain provisions of the

Certificate of Incorporation and Bylaws, including matters previously described herein under “Voting Rights and Election of Directors,” “Advance Notice Requirements for Stockholder Proposals and Director Nominations” and “Special Meetings and Written Consent.”

Potential Anti-Takeover Effects of Delaware Law

The Company is subject to Section 203 of the DGCL, which restricts certain transactions and business combinations between a corporation and an interested stockholder (defined, generally, as a person owning 15% or more of a corporation’s outstanding voting stock) for a period of three years from the date such person becomes an interested stockholder. Subject to certain exceptions, unless the transaction is approved by the board of directors and the holders of at least 662/3% of the outstanding voting stock of the corporation (excluding voting stock held by the interested stockholder), certain business transactions are prohibited, such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the interested stockholder, or any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of the corporation’s stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding voting stock held by persons who are both directors and officers or by certain employee stock plans) or if the transaction by which the interested stockholder becomes such is approved by the board of directors of the corporation prior to the date such stockholder becomes an interested stockholder.